Exhibit 99.1

COMMUNITY NATIONAL BANCORPORATION TO SELL SUBSIDIARY

ASHBURN, Georgia, May 30, 2003 - Community National Bancorporation (OTCBB:CBAC) and Liberty Shares, Inc., announced today that they have entered into an agreement for The Heritage Bank, a Georgia banking corporation and a wholly-owned subsidiary of Liberty Shares, Inc., to acquire Cumberland National Bank, a national banking corporation and a wholly-owned subsidiary of Community National Bancorporation in consideration of a cash payment to Community National Bancorporation. The transaction is subject to various conditions, including approval by shareholders of Community National Bancorporation and regulatory authorities.